EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Frederick H. Eppinger, Jr., J. Kendall Huber, and Edward J. Parry, III, each of them singly, our true and lawful attorneys, with full power in each of them, sign for and in each of our names and in any and all capacities, Form 10-K of The Hanover Insurance Group, Inc. (the “Company”) and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ Frederick H. Eppinger, Jr.		March 13, 2006
Frederick H. Eppinger, Jr.	President, Chief Executive Officer and Director

/s/ Edward J. Parry, III		March 13, 2006
Edward J. Parry, III	Chief Financial Officer, Executive Vice President, Principal Accounting Officer and Director

/s/ Michael P. Angelini		March 13, 2006
Michael P. Angelini	Chairman

/s/ Gail L. Harrison		March 13, 2006
Gail L. Harrison	Director

/s/ Wendell J. Knox		March 13, 2006
Wendell J. Knox	Director

/s/ Robert J. Murray		March 13, 2006
Robert J. Murray	Director

/s/ Joseph R. Ramrath		March 13, 2006
Joseph R. Ramrath	Director

/s/ Herbert M. Varnum		March 13, 2006
Herbert M. Varnum	Director